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Exhibit 16



February 1, 1995



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Pennsylvania Power & Light Company dated February 1, 1995.

Yours truly,


/s/ Deloitte & Touche, LLP